EXHIBIT 5.1
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                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                Attorneys at Law
                               One Franklin Square
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                            Telephone: (202) 434-4660
                           Telecopier: (202) 434-4661


June 17, 1997

Board of Directors
WSB Holding Company
807 Middle St.
Pittsburgh, Pennsylvania 15212

        Re:    Registration Statement Under the Securities Act of 1933
               -------------------------------------------------------

Ladies and Gentlemen:

        This opinion is rendered in connection with the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 330,600 shares of common stock, par value $0.10 per share (the "Common Stock"), of WSB Holding Company (the "Company"), including shares to be issued to certain employee benefit plans of the Company and its subsidiary. The Common Stock is proposed to be issued pursuant to the Plan of Conversion (the "Plan") of Workingmens Savings Bank, FSB (the "Savings Bank") in connection with the Savings Bank's conversion from a mutual savings bank form of organization to a stock savings bank form of organization and reorganization into a wholly-owned subsidiary of the Company (the "Conversion"). As special counsel to the Savings Bank and the Company, we have reviewed the corporate proceedings relating to the Plan and the Conversion and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

        Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan against full payment therefor, be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

        We assume no obligation to advise you of changes that may hereafter be brought to our attention.



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Board of Directors
June 17, 1997
Page Two

        We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the headings "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of Workingmens Savings Bank, FSB - Tax Effects" and "Legal and Tax Matters." We also consent to any references to our legal opinion referred to under the aforementioned headings in the Prospectus.


                                     Very truly yours,


                                     /s/ Malizia, Spidi, Sloane & Fisch, P.C.
                                     MALIZIA, SPIDI, SLOANE & FISCH, P.C.